As filed with the Securities and Exchange Commission on April 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE NAVIGATORS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

13-3138397

(I.R.S. Employer

Identification No.)

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(203) 905-6090

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Emily B. Miner

Senior Vice President and General Counsel

The Navigators Group, Inc.

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(203) 905-6090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William S. Lamb, Esq.

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Telephone: (212) 408-2500

Facsimile: (212) 408-2501

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum aggregate price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities
Common Stock, par value $0.10
Preferred Stock, par value $0.10
Depositary Shares
Warrants
Units
Stock Purchase Contracts
Stock Purchase Units

(1)	There is being registered hereunder an indeterminate amount of securities listed above of The Navigators Group, Inc. as may from time to time be issued at indeterminate prices.
(2)	In reliance on Rules 456(b) and 457(r) under the Securities Act, The Navigators Group, Inc. defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith.

PROSPECTUS

THE NAVIGATORS GROUP, INC.

Debt Securities, Common Stock, Preferred Stock,

Depositary Shares, Warrants, Units,

Stock Purchase Contracts and

Stock Purchase Units

By this prospectus, we may offer from time to time any combination of the securities listed above.

We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “NAVG.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “The Navigators Group, Inc. Filings.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Navigators Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Navigators Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References to the “Company,” “we,” “us” and “our” in this prospectus are references to The Navigators Group, Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may review a copy of those reports, statements or other information at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or in later filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

THE NAVIGATORS GROUP, INC. FILINGS

(File No. 001-15886)	Period or Date Filed

Annual Report on Form 10-K and the portions of our Proxy Statement dated April 9, 2015 for our 2015 Annual Meeting incorporated by reference into our Annual Report	Fiscal Year ended December 31, 2014

Current Reports on Form 8-K	Filed on April 1, 2015

Description of our common stock contained in our Form 8-A	Filed on May 20, 1987

We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering.

You can request a copy of these filings, without charge, by writing or telephoning The Navigators Group, Inc., Attn: Emily B. Miner, Senior Vice President and General Counsel, 400 Atlantic Street, 8th Floor, Stamford, Connecticut 06901, Telephone: (203) 905-6090. In addition, we make available through our website at www.navg.com under the Investor Relations link, free of charge, our Annual Report on Form 10-K including exhibits, Quarterly Reports on Form 10-Q including exhibits, Current Reports on Form 8-K including exhibits, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and the documents we incorporate by reference are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in or incorporated by reference in this prospectus are forward-looking statements. Whenever used in this prospectus, the words “estimate,” “expect,” “believe,” “may,” “will,” “intend,” “continue” or similar expressions or their negative are intended to identify such forward-looking statements. Forward-looking statements are derived from information that we currently have and assumptions that we make. We cannot assure you that anticipated results will be achieved, since actual results may differ materially because of both known and unknown risks and uncertainties which we face. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to, the factors discussed in the “Risk Factors” section of our 2014 Annual Report on Form 10-K as well as:

•	continued volatility in the financial markets and the current recession;

•	risks arising from the concentration of our business in marine and energy, general liability and professional liability insurance, including the risk that market conditions for these lines could change adversely or that we could experience large losses in these lines;

•	cyclicality in the property/casualty insurance business generally, and the marine insurance business specifically;

•	risks that we face in entering new markets and diversifying the products and services that we offer, including risks arising from the development of our new specialty lines or our ability to manage effectively the rapid growth in our lines of business;

•	changing legal, social and economic trends and inherent uncertainties in the loss estimation process, which could adversely impact the adequacy of loss reserves and the allowance for reinsurance recoverables;

•	risks inherent in the preparation of our financial statements, which requires us to make many estimates and judgments;

•	our ability to continue to obtain reinsurance covering our exposures at appropriate prices and/or in sufficient amounts;

•	the counterparty credit risk of our reinsurers, including risks associated with the collection of reinsurance recoverable amounts from our reinsurers, who may not pay losses in a timely fashion, or at all;

•	the effects of competition from other insurers;

•	unexpected turnover of our professional staff and our ability to attract and retain qualified employees;

•	increases in interest rates during periods in which we must sell fixed-income securities to satisfy liquidity needs may result in realized investment losses;

•	our investment portfolio is exposed to market-wide risks and fluctuations, as well as to risks inherent in particular types of securities;

•	exposure to significant capital market risks related to changes in interest rates, credit spreads, equity prices and foreign exchange rates which may adversely affect our results of operations, financial condition or cash flows;

•	capital may not be available in the future, or may not be available on favorable terms;

•	our ability to maintain or improve our insurance company ratings, as downgrades could significantly adversely affect us, including reducing our competitive position in the industry, or causing clients to choose an insurer with a certain rating level to use higher-rated insurers;

•	risks associated with continued or increased premium levies by Lloyd’s of London (“Lloyd’s) for the Lloyd’s Central Fund and cash calls for trust fund deposits, or a significant downgrade of Lloyd’s rating by A.M. Best Company;

•	changes in the laws, rules and regulations that apply to our insurance companies;

•	the effect of the E.U. Directive on Solvency II on how we manage our business, capital requirements and costs associated with conducting business;

•	the inability of our subsidiaries to pay dividends to us in sufficient amounts, which would harm our ability to meet our obligations;

•	weather-related events and other catastrophes (including man-made catastrophes) impacting our insureds and/or reinsurers;

•	volatility in the market price of our common stock;

•	exposure to recent uncertainties with regard to European sovereign debt holdings; and

•	other risks that we identify in current and future filings with the SEC.

In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus may not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for the Company and its subsidiaries for the periods indicated:

	For the year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (1)(2)	7.3x	3.7x	7.3x	3.3x	8.0x

(1)	We have authority to issue up to 1,000,000 shares of preferred stock, par value $0.10 per share; however, there are currently no shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.
(2)	For purposes of this computation, earnings consist of income from continuing operations before income taxes, plus fixed charges to the extent that such charges are included in the determination of income. Fixed charges consist of interest expense, letters of credit costs, amortization of financing costs and one-third of rental expense under operating leases which is estimated to be representative of the interest factor of such rentals.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to above in “Where You Can Find More Information” as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2014 contains a discussion of significant risks under the caption “Risk Factors” which could be relevant to your investment in the securities. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include investments in, or advances to, our insurance subsidiaries.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL OPINION

Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Baker Botts L.L.P., New York, New York, our special counsel.

EXPERTS

The consolidated financial statements and financial statement schedules of The Navigators Group, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the Offerings described in this Registration Statement.

Registration Fee	$ *
Printing Costs for Registration Statement, prospectus and related documents	‡
Accounting Fees and Expenses	‡
Legal Fees and Expenses	‡
Trustees’ Fees	‡
Rating Agencies’ Fees	‡
FINRA	‡
Miscellaneous	‡

*Total	$ ‡

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
‡	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that The Navigators Group, Inc. anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or enterprise or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL also provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article Seventh of the Company’s Restated Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons who it may indemnify to the full extent allowable under the DGCL.

Article V, Section 10 of the Company’s By-laws provides that the Company shall indemnify any person who is a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any company which he served as such at the Company’s request, against reasonable expenses (including attorneys’ fees) actually and necessarily incurred by him in connection with the defense of such action, suit, or proceeding, or in connection with the appeal thereof, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

The Company’s By-laws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under law.

In addition, the Company maintains directors’ and officers’ liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 16.	EXHIBITS.

Exhibit Number	Description

1.1	Form of Underwriting Agreement relating to Debt Securities.*

1.2	Form of Underwriting Agreement relating to Common Stock.*

1.3	Form of Underwriting Agreement relating to Preferred Stock.*

1.4	Form of Underwriting Agreement relating to Depositary Shares.*

1.5	Form of Underwriting Agreement relating to Warrants.*

1.6	Form of Underwriting Agreement relating to Stock Purchase Contracts.*

1.7	Form of Underwriting Agreement relating to Stock Purchase Units.*

3.1	Restated Certificate of Incorporation of The Navigators Group, Inc., incorporated by reference to Exhibit 4.1 of our Form S-8 filed July 26, 2002 (File No. 333-97183).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.2 of our Form S-8 filed July 26, 2002 (File No. 333-97183).

3.3	Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.3 of our Form S-3 filed June 6, 2012 (File No. 333-181838).

3.4	By-laws of The Navigators Group, Inc., as amended, incorporated by reference to Exhibit 3 of our Form S-1 filed May 13, 1986 (File No. 33-5667).

4.1	Form of Indenture for Senior Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee, incorporated by reference to Exhibit 4.3 of our Form S-3 filed September 23, 2005 (File No. 333-128516).

4.2	Form of Indenture for Subordinated Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 of our Form S-3 filed July 17, 2009 (File No. 333-160647).

4.3	Form of Deposit Agreement.*

4.4	Form of Depositary Receipt (included in Exhibit 4.3).*

4.5	Form of Warrant Agreement.*

4.6	Form of Warrant Certificate (included in Exhibit 4.5).*

4.7	Form of Unit Agreement.*

4.8	Form of Stock Purchase Contract Agreement.*

4.9	Form of Stock Purchase Unit Agreement.*

4.10	Form of Certificate of Designation, Preferences and Rights of Preferred Stock of The Navigators Group, Inc.*

5.1	Opinion of Baker Botts L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page hereto).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Senior Indenture for the Senior Debt Securities.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Subordinated Indenture for the Subordinated Debt Securities.

*	To be filed by amendment or by an exhibit to a document to be incorporated by reference herein.

ITEM 17.	UNDERTAKINGS.

The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, The Navigators Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 14 day of April, 2015.

THE NAVIGATORS GROUP, INC.

By:	/s/ Ciro M. DeFalco
Name:	Ciro M. DeFalco
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ciro M. DeFalco and Emily B. Miner as true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ ROBERT V. MENDELSOHN	Chairman	April 14, 2015
Robert V. Mendelsohn

/s/ STANLEY A. GALANSKI	President and Chief Executive Officer	April 14, 2015
Stanley A. Galanski	(Principal Executive Officer)

/s/ CIRO M. DEFALCO	Senior Vice President and Chief Financial Officer	April 14, 2015
Ciro M. DeFalco	(Principal Financial Officer)

/s/ CAROLE KIRK	Controller	April 14, 2015
Carole Kirk

/s/ SAUL L. BASCH	Director	April 14, 2015
Saul L. Basch

/s/ H. J. MERVYN BLAKENEY	Director	April 14, 2015
H. J. Mervyn Blakeney

/s/ TERENCE N. DEEKS	Director	April 14, 2015
Terence N. Deeks

/s/ GEOFFREY E. JOHNSON	Director	April 14, 2015
Geoffrey E. Johnson

/s/ JOHN F. KIRBY	Director	April 14, 2015
John F. Kirby

SIGNATURE	TITLE	DATE
/s/ DAVID M. PLATTER	Director	April 14, 2015
David M. Platter

/s/ PATRICIA H. ROBERTS	Director	April 14, 2015
Patricia H. Roberts

/s/ JANICE C. TOMLINSON	Director	April 14, 2015
Janice C. Tomlinson

/s/ MARC M. TRACT	Director	April 14, 2015
Marc M. Tract

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement relating to Debt Securities.*

1.2	Form of Underwriting Agreement relating to Common Stock.*

1.3	Form of Underwriting Agreement relating to Preferred Stock.*

1.4	Form of Underwriting Agreement relating to Depositary Shares.*

1.5	Form of Underwriting Agreement relating to Warrants.*

1.6	Form of Underwriting Agreement relating to Stock Purchase Contracts.*

1.7	Form of Underwriting Agreement relating to Stock Purchase Units.*

3.1	Restated Certificate of Incorporation of The Navigators Group, Inc., incorporated by reference to Exhibit 4.1 of our Form S-8 filed July 26, 2002 (File No. 333-97183).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.2 of our Form S-8 filed July 26, 2002 (File No. 333-97183).

3.3	Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.3 of our Form S-3 filed June 6, 2012 (File No. 333-181838).

3.4	By-laws of The Navigators Group, Inc., as amended, incorporated by reference to Exhibit 3 of our Form S-1 filed May 13, 1986 (File No. 33-5667).

4.1	Form of Indenture for Senior Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee, incorporated by reference to Exhibit 4.3 of our Form S-3 filed September 23, 2005 (File No. 333-128516).

4.2	Form of Indenture for Subordinated Debt Securities, between The Navigators Group, Inc. and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 of our Form S-3 filed July 17, 2009 (File No. 333-160647).

4.3	Form of Deposit Agreement.*

4.4	Form of Depositary Receipt (included in Exhibit 4.3).*

4.5	Form of Warrant Agreement.*

4.6	Form of Warrant Certificate (included in Exhibit 4.5).*

4.7	Form of Unit Agreement.*

4.8	Form of Stock Purchase Contract Agreement.*

4.9	Form of Stock Purchase Unit Agreement.*

4.10	Form of Certificate of Designation, Preferences and Rights of Preferred Stock of The Navigators Group, Inc.*

5.1	Opinion of Baker Botts L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page hereto).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Senior Indenture for the Senior Debt Securities.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee for the Subordinated Indenture for the Subordinated Debt Securities.

*	To be filed by amendment or by an exhibit to a document to be incorporated by reference herein.